SEVENTH SUPPLEMENTAL INDENTURE
This SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 25, 2017, among (i) OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”) and an indirect subsidiary of Oasis Petroleum Inc., a Delaware corporation (the “Company”), (ii) OMP GP LLC, a Delaware limited liability company and indirect subsidiary of the Company (the “General Partner” and, together with OMS Holdings, the “New Subsidiary Guarantors”), (iii) the existing Subsidiary Guarantors (as defined in the Indenture referred to herein), (iv) the Company, and (v) U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Subsidiary Guarantors and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors,” or individually as a “Subsidiary Guarantor.”
W I T N E S S E T H
WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of November 10, 2011 (the “Base Indenture”), by and between the Company and the Trustee, as amended and supplemented by the First Supplemental Indenture thereto, dated as of November 10, 2011, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Second Supplemental Indenture thereto, dated as of July 2, 2012, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Third Supplemental Indenture thereto, dated as of June 18, 2013, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Fourth Supplemental Indenture thereto, dated as of October 26, 2015, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Fifth Supplemental Indenture thereto, dated as of October 26, 2015, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, and the Sixth Supplemental Indenture thereto, dated as of September 19, 2016, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee (the Base Indenture, as so amended and supplemented, the “Indenture”), providing for, among other things, the issuance of the Company’s 6.5% Senior Notes due 2021, 6.875% Senior Notes due 2023 and 2.625% Convertible Senior Notes due 2023 (together, the “Securities”);
WHEREAS, Section 1117 of the Indenture obligates the Company to cause certain Restricted Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and
WHEREAS, pursuant to Section 1001 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the other Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

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1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The New Subsidiary Guarantors hereby agree, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.
3.    NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
4.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
5.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and attested, all as of the date first above written.
NEW SUBSIDIARY GUARANTORS:
OMS HOLDINGS LLC
By:_/s/ Michael H. Lou________________
    Name: Michael H. Lou
    Title: Executive Vice President and CFO
OMP GP LLC
By:_/s/ Richard N. Robuck_____________
    Name: Richard N. Robuck
    Title: Senior Vice President and CFO
EXISTING SUBSIDIARY GUARANTORS:
OASIS PETROLEUM LLC
OASIS PETROLEUM NORTH AMERICA LLC
OASIS WELL SERVICES LLC
OASIS PETROLEUM MARKETING LLC
OASIS MIDSTREAM SERVICES LLC
By:_/s/ Michael H. Lou_______________
    Name: Michael H. Lou
    Title: Executive Vice President and CFO
COMPANY:
OASIS PETROLEUM INC.
By:_/s/ Michael H. Lou________________
    Name: Michael H. Lou
    Title: Executive Vice President and CFO
TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:_/s/ Melissa Vachon________________    Authorized Signatory

SIGNATURE PAGE TO
SEVENTH SUPPLEMENTAL INDENTURE